SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  December 21, 2004

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 State Street

Santa Barbara, California  93105

(Address of principal executive offices, including zip code)

(805) 563-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        Other Events.

                On December 21, 2004, Tenet Healthcare Corporation issued a press release announcing that it had reached an agreement in principle with lawyers representing former cardiac care patients at Redding Medical Center to settle substantially all patient litigation against the company and its subsidiaries arising out of allegations that unnecessary medical procedures were performed at the hospital before November 2002.  Tenet also announced that the Redding settlement would cause the company to breach certain financial covenants in its existing bank credit line, which is currently undrawn.  Therefore, the company said it is in its best interests to terminate the credit line before the end of this year and negotiate a new bank credit line early next year.  The press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Trevor Fetter
Trevor Fetter
President and Chief Executive Officer

Date:  December 21, 2004

EXHIBIT INDEX

99.1         Press Release issued on December 21, 2004